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                                                            LOAN NO. 20028030004


                             ENVIRONMENTAL INDEMNITY


         THIS ENVIRONMENTAL INDEMNITY (this "Agreement"), made as of February 28, 2003, by Alpine Village Apartments, L.L.C., a Delaware limited liability company having an address of 921 Bergen Avenue, Jersey City, New Jersey, 07306 ("Borrower"), and by Wilshire Oil Company of Texas, a Delaware corporation having an address of 921 Bergen Avenue, Jersey City, New Jersey, 07306 ( "Obligor"), jointly and severally (Borrower and Obligor being referred to herein collectively as "Indemnitors" and individually as an "Indemnitor"), in favor of Merrill Lynch Mortgage Lending, Inc., a Delaware corporation, having an address at 4 World Financial Center, 250 Vesey Street, New York, NY, 10080, its successors and assigns ("Lender"). All capitalized terms used but not defined herein shall have the meaning set forth in the Mortgage (as hereinafter defined).

                              W I T N E S S E T H:

         WHEREAS, concurrently herewith, Lender has extended to Borrower a loan in the original principal amount of FIVE MILLION AND 00/100 DOLLARS ($5,000,000.00) (the "Loan"), which is evidenced by the Note in said amount and secured by (i) that certain Multifamily Mortgage, Security Agreement, Assignment of Rents and Fixture Filing, dated of even date herewith, given by Borrower to Lender (the "Mortgage"), encumbering, among other things, that certain real property situated in the County of Sussex, State of New Jersey, as more particularly described on Exhibit A attached hereto, together with all buildings and improvements now or hereafter located thereon (collectively, the "Property") and (ii) the other Loan Documents; and

         WHEREAS, as a condition to making the Loan, Lender has required that Indemnitors indemnify the Indemnified Parties (as hereinafter defined) with respect to environmental conditions or liabilities on, in, under or affecting the Property as hereinafter set forth; and

         WHEREAS, Obligor is an affiliate of Borrower and will derive substantial economic benefit from Lender making the Loan to Borrower;

         NOW, THEREFORE, to induce Lender to extend the Loan to Borrower and in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitors hereby covenant and agree for the benefit of the Indemnified Parties as follows:

         1. Definitions.

The following terms shall have the following meanings when used herein:


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         (a) "Indemnified Party" shall mean Lender, any subsequent holder of the
Loan and each of their officers, directors, shareholders, principals, partners, representatives, employees, agents, successors and assigns.

         (b) "Costs" shall mean, collectively, all liens, damages, losses, fines, liabilities (including, without limitation, any strict liability), obligations, settlements, penalties, assessments, citations, directives, claims, litigations, demands, response costs (including, without limitation, investigation, removal, remediation, mitigation, containment, post-closure and monitoring costs), defenses, judgments, suits, proceedings, costs, laboratory fees, disbursements and expenses of any kind or nature whatsoever (including, without limitation, reasonable attorneys', consultants' and experts' fees and disbursements). Costs shall also include any future reduction in sales price of, or unmarketability and consequent inability of Lender to foreclose on or otherwise sell, the Property and the lost opportunity costs resulting from the inability of Lender to sell or dispose of its interest in the Property, all as a consequence of any event described in Paragraph 2 herein.

         (c) "Environmental Laws" shall mean, collectively, any local, state or federal law, rule or regulation or common law duty pertaining to the environment, natural resources, pollution, health, safety or clean-up including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. ss. 9601 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. ss. 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. ss. 1251 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. ss. 5101 et seq.), the Clean Air Act (42 U.S.C. ss. 7401 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. ss. 136 et seq.), the Emergency Planning and Community Right-to-Know Act (42 U.S.C. ss. 11001 et seq.), the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.), the Residential Lead-Based Paint Hazard Reduction Act (42 U.S.C. ss. 4851 et seq.), any analogous state or local laws, any amendments thereto, and the regulations promulgated pursuant to said laws, together with all amendments from time to time to any of the foregoing.

         (d) "Hazardous Substances" shall mean, collectively, any hazardous, toxic or harmful substances, wastes, materials, pollutants or contaminants (including, without limitation, asbestos, polychlorinated biphenyls ("PCB's"), petroleum or petroleum by-products or wastes, flammable explosives, radioactive materials, infectious substances, materials containing lead-based paint or raw materials which include hazardous constituents) or any other substances or materials which are identified under or regulated by Environmental Laws.

         (e) "Tenants" shall mean all tenants, lessees, subtenants and other occupants of the Property.

         2. Indemnity.

         (a) Indemnitors hereby assume liability for, and agree to pay, protect, defend, indemnify and save all Indemnified Parties harmless from and against any and all Costs which may be imposed upon, incurred by or asserted or awarded against any of the Indemnified Parties or the Property, and arising directly or indirectly from: (i) the violation or alleged violation of any Environmental Laws relating to or affecting the Property, whether or not caused by or within the control of Indemnitors; (ii) the actual or alleged presence, release or threat of release of, or exposure to any Hazardous Substances on, in, under or affecting all or any portion of the Property or any surrounding areas, regardless of whether or not caused by or within the control of Indemnitors;
(iii) any actual or alleged personal injury or property damage arising out of or related to Hazardous Substances and the Property; (iv) any acts or omissions that exacerbate an existing condition at the Property or that give rise to liability under any Environmental Law; (v) the failure by Indemnitors to comply fully with the terms and conditions of this Agreement; (vi) the breach of any representation or warranty contained in this Agreement; (vii) the enforcement of this Agreement; or (viii) assessment, investigation, containment, monitoring, remediation and/or removal of any and all Hazardous Substances from the Property or any surrounding areas, and costs incurred to comply with Environmental Laws in connection with the Property or any surrounding areas.

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         (b) Notwithstanding any provision hereof to the contrary, Indemnitors shall have no liability under this Agreement with respect to Costs relating to Hazardous Substances which are initially placed on, in or under the Property after the earlier of (i) Lender taking actual possession and control of the Property following an Event of Default, and (ii) Lender completing a foreclosure or other sale pursuant to which Lender takes title to the Property. Indemnitors shall have no liability under this Agreement to any Indemnified Party with respect to Costs which result directly and solely from such Indemnified Party's willful misconduct or gross negligence.

         (c) Indemnitors' obligation to defend the Indemnified Parties hereunder shall include defense at both the trial and appellate levels and shall be with attorneys, consultants and experts acceptable to the Indemnified Party.

         3. Representations Regarding Hazardous Substances. Indemnitors hereby represent and warrant to and covenant and agree with the Indemnified Parties as follows:

                  (a) The Property and all businesses or operations conducted thereon are in compliance with all Environmental Laws;

                  (b) No Hazardous Substances have been disposed of on or released (as used herein, "release" shall have the meaning provided in 42 U.S.C. ss. 9601(22)) at, onto or under the Property by any Indemnitor or, to the Indemnitors' best knowledge, after due inquiry and investigation, by any other Person;

                  (c) No Hazardous Substances are located in, on or under, or have been handled, generated, stored, processed or discharged from the Property by any Indemnitor or, to the Indemnitors' best knowledge, after due inquiry and investigation, by any other Person, except for those substances used by Borrower or tenants of the Property in the ordinary course of their business in compliance with all Environmental Laws and not reasonably expected to give rise to liability under Environmental Laws;

                  (d) The Property is not subject to any private or governmental lien or judicial or administrative notice or action relating to or arising under Environmental Laws;

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                  (e) There are no underground storage receptacles or surface impoundments, landfills or dumps for Hazardous Substances on the Property;

                  (f) Indemnitors have received no notice of, and to the best of Indemnitors' knowledge and belief, there exists no investigation, action, proceeding or claim by any agency, authority or unit of government or by any third party which could result in any liability, penalty, sanction or judgment under any Environmental Laws with respect to any condition, use or operation of the Property, nor do Indemnitors know of any basis for any of the foregoing;

                  (g) Except as previously disclosed to Lender in writing, there is no asbestos-containing material or lead-based paint at the Property nor are there any PCB's, endangered species' habitats or wetlands at the Property;

                  (h) Indemnitors have received no notice that, and to the best of Indemnitors' knowledge and belief, there has been no claim by any party that, any use, operation or condition of the Property has caused any nuisance or any other liability or adverse condition on any other property nor do Indemnitors know of any basis for such a claim;

                   (i) Except as previously disclosed in writing to Lender, Indemnitor has not knowingly waived or released any Person's liability with regard to Hazardous Substances in, on, under or around the Property nor retained or assumed, contractually or otherwise, any other Person's liability relative to Hazardous Substances or any claim, action or proceeding relating thereto; and

                   (j) Neither the Property nor any other property owned by Borrower (i) is included or, to Indemnitor's knowledge, after due inquiry, proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency (the "EPA") or on any of the inventories of other potential "Problem" sites issued by the EPA or other applicable Governmental Authority nor (ii) otherwise identified by the EPA as a potential CERCLA site or included or, to Indemnitor's knowledge, after due inquiry, proposed for inclusion on any such list or inventory issued pursuant to any other Environmental Law or issued by any other Governmental Authority.

         4. Covenants of Indemnitors.

                  (a) Indemnitors shall, and shall cause all property managers, agents, employees and tenants of the Property to: (i) comply with all applicable Environmental Laws applicable to the Property, (ii) keep or cause the Property to be kept free from Hazardous Substances (except those substances used by Borrower or tenants of the Property in the ordinary course of their business), in compliance with, and not likely to give rise to liability under Environmental Laws, (iii) not install or use, or permit the installation or use of, any underground receptacles containing Hazardous Substances on the Property, (iv) expressly prohibit the use, generation, handling, storage, production, release, processing and disposal of Hazardous Substances by all future tenants of the Property (except those substances used by such tenants in the ordinary course of their business, in compliance with, and not likely to give rise to liability under, Environmental Laws) and use all reasonable efforts to prevent existing tenants and other permitted occupants of the Property from taking any such actions, (v) in any event, not install on the Property or permit to be installed on the Property PCB's, urea formaldehyde insulation, asbestos or any substance containing asbestos or any material containing lead-based paint, and (vi) prohibit the disposal and/or release of any Hazardous Substances on, at, beneath, or near the Property.

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                  (b) Indemnitors immediately shall notify Lender in writing should any Indemnitor become aware of (i) any release of Hazardous Substances, or other actual or potential environmental problem or liability, with respect to or affecting the Property, (ii) any lien, action or notice of violation or potential liability affecting the Property or Borrower arising under any Environmental Law, (iii) the institution of any investigation, inquiry or proceeding concerning Borrower or the Property pursuant to any Environmental Law or otherwise relating to Hazardous Substances, or (iv) the discovery of any occurrence, condition or state of facts which would render any representation or warranty contained in this Agreement incorrect in any respect if made at the time of such discovery. Indemnitor shall promptly transmit to Lender copies of any and all citations, orders, notices or, upon written request of Lender, other communications relating to any of the foregoing provisions of this paragraph.

                  (c) Regardless of the source of contamination, Indemnitors shall, at their own expense, promptly take or cause to be taken all actions necessary or advisable for the clean-up of the Property and other property affected by contamination in, on, under or at the Property, including, without limitation, all investigative, monitoring, removal, containment and remedial actions required of Borrower in accordance with all applicable Environmental Laws (and in all events in a manner satisfactory to the applicable Governmental Authority and Lender). Indemnitor shall further pay or cause to be paid, at no expense to any Indemnified Party, all clean-up, administrative and enforcement costs of applicable governmental agencies which may be asserted against the Property. In the event Indemnitors fail to do so, or following an Event of Default, Lender may, at its sole election, cause the Property or other affected property to be freed from any Hazardous Substances or otherwise brought into compliance with Environmental Laws and any cost incurred in connection therewith shall be included in Costs. Borrower hereby grants to Lender access to the Property and an irrevocable license to remove any items deemed by Lender to be Hazardous Substances and to do all things Lender shall deem necessary to bring the Property into compliance with Environmental Laws. However, Lender shall have no obligation to inspect or clean up any Hazardous Substances. Lender shall not be deemed a generator of any Hazardous Substances removed from the Property.

                  (d) Upon the request of Lender, at any time (i) after the occurrence of a default under this Agreement or an Event of Default or (ii) Lender has reasonable grounds to believe that (x) Hazardous Substances are or have been released, stored or disposed of on or around the Property or (y) the Property may be in violation of Environmental Laws, Indemnitors shall cause an investigation or audit of the Property to be undertaken by a hydrogeologist or environmental engineer or other appropriate consultant approved by Lender to determine whether any Hazardous Substances are located on, at, beneath, or near the Property and/or whether the Property is in compliance with Environmental Laws. The scope of any investigation or audit shall be approved by Lender. If Indemnitors fail to provide reports of such investigation or audit within thirty
(30) days after such request, Lender may, but shall have no obligation to, order the same. Borrower hereby grants to Lender and Lender's contractors access to the Property and an irrevocable license to undertake such investigation or audit. All costs of any such investigation or audit shall be included in Costs and shall be paid by Indemnitors in accordance with the terms of Paragraph 5(c) hereof.

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                  (e) In the event that a Lien is filed against the Property pursuant to any Environmental Law, Indemnitors shall, within thirty (30) days from the date that Borrower receives notice of such Lien (but in any event ten
(10) days prior to the date of any contemplated sale pursuant to such Lien), either (i) pay the claim and remove the Lien from the Property, or (ii) furnish
(A) a bond satisfactory to Lender in the amount of the claim out of which the Lien arises, (B) a cash deposit in the amount of the claim out of which the Lien arises, (C) other security reasonably satisfactory to Lender in an amount sufficient to discharge the claim out of which the Lien arises, or (D) security in a form and amount satisfactory to the applicable Governmental Authority pursuant to a valid consent or other order, and Indemnitors shall promptly arrange for the removal of the Lien. Notwithstanding the foregoing, Indemnitors shall prevent a sale pursuant to any Lien.

                  (f) The amount of Indemnitors' liability hereunder is unrelated to the amount of the Loan and any failure of the Loan to be repaid in full. The enforcement of this Agreement by the Indemnified Parties shall not be construed by Indemnitors as an indirect attempt to recover any Loan deficiency or loss relating to the failure of the Loan to be repaid in full. Indemnitors acknowledge that they may have liability hereunder even if the Loan is repaid in full by reason of a full credit bid at any foreclosure sale under the Mortgage, and that the amount of Indemnitor's liability hereunder could exceed the entire amount paid by Borrower for the Property.


         5. Indemnification Procedures.

                  (a) If any action, proceeding, litigation or claim shall be brought or asserted against any Indemnified Party for any matter which the Indemnified Parties are indemnified hereunder (each, a "Claim"), Indemnified Party shall notify Indemnitors in writing thereof and Indemnitors shall promptly assume the defense thereof, including, without limitation, the employment of counsel acceptable to such Indemnified Party and the negotiation of any settlement. Any failure of such Indemnified Party to notify Indemnitors of such matter shall not impair or reduce the obligations of Indemnitors hereunder. The Indemnified Parties shall have the right, at the expense of Indemnitors (which expense shall be included in Costs), if an Indemnified Party has reason to believe that its interests are not being adequately represented or diverge from other interests being represented by such counsel, to employ separate counsel in any such action and to participate in the defense thereof. In the event Indemnitors shall fail to discharge or undertake to defend any Indemnified Party against any Claim, such failure shall constitute an Event of Default and the Indemnified Party may, at its sole election, defend or settle such Claim. The liability of Indemnitors to such Indemnified Party hereunder for any settlement by such Indemnified Party shall be conclusively established by any settlement entered into by the Indemnified Party in good faith, and such good faith shall be conclusively established if the settlement is made on the advice of independent legal counsel for the Indemnified Party. The amount of Indemnitors' liability hereunder shall include the settlement consideration and all other Costs, which shall be paid by the Indemnitors as hereinafter provided. Costs incurred in connection with a Claim shall be reimbursed by Indemnitors without the requirement of waiting for the ultimate outcome of such Claim.

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                  (b) Indemnitors shall not, without the prior written consent of the Indemnified Party, settle or compromise any Claim in any manner or consent to the entry of any judgment (i) in which the claimant or plaintiff does not unconditionally release the Indemnified Party from all liability and obligations in respect of such Claim and obtain a dismissal of such Claim with prejudice; or (ii) that may adversely affect the Indemnified Party (as determined in the sole discretion of such Indemnified Party) or obligate the Indemnified Party to pay any sum or perform any obligation.

                  (c) Indemnitors shall pay to the applicable Indemnified Party any and all Costs within ten (10) days after written notice from such Indemnified Party. All Costs shall be immediately reimbursable to the Indemnified Party or, upon request of the Indemnified Party, paid directly to the party sending a bill or other statement to the Indemnified Party. Any Costs not paid within the aforementioned ten (10) day period shall bear interest at the Default Rate from the date incurred until the date paid in full.

         6. Reinstatement of Obligations. If at any time all or any part of any payment received by an Indemnified Party pursuant to this Agreement shall be rescinded or returned for any reason whatsoever, including, without limitation, the insolvency, bankruptcy or reorganization of any Obligor or Borrower, then the obligations of Indemnitors hereunder shall, to the extent of such rescinded or returned payment, be reinstated and shall continue as though such previous payment received by the Indemnified Party had never occurred.

         7. Waivers by Indemnitors. To the extent permitted by law, Indemnitors hereby waive and agree not to assert or take advantage of:

                  (a) Any right to require an Indemnified Party (i) to proceed against Borrower or any other Person, (ii) to proceed against or exhaust any security held by any Indemnified Party at any time or (iii) to pursue any other remedy in such Indemnified Party's power or under any other agreement, in any case, before proceeding against Indemnitors hereunder;

                  (b) Any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or the failure of an Indemnified Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person;

                  (c) Demand, presentment for payment, protest and notice of protest, demand, dishonor and nonpayment and all other notices except as expressly required in the Loan Documents, including, without limitation, notice of new or additional indebtedness or obligations or of any action or non-action on the part of Borrower, Lender, any endorser or creditor of Borrower or of Indemnitor or of any other Person whomsoever under this Agreement or any other Loan Document;

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                  (d) Any defense based upon an election of remedies, splitting a cause of action or merger of judgments by any Indemnified Party;

                  (e) Any right or claim of right to cause a marshaling of the assets of Indemnitors;

                  (f) Any principle or provision of law, statutory or otherwise, which is or might be in conflict with the terms and provisions of this Agreement;

                  (g) Any duty on the part of any Indemnified Party to disclose to Indemnitors any facts such Indemnified Party may now or hereafter know about Borrower or the Property, regardless of whether such Indemnified Party (i) has reason to believe that any such facts materially increase the risk beyond that which Indemnitors intend to assume, (ii) has reason to believe that such facts are unknown to Indemnitors or (iii) has a reasonable opportunity to communicate such facts to Indemnitors, it being understood and agreed that Indemnitors are fully responsible for being informed of the financial condition of Borrower, the condition of the Property and of all other circumstances bearing on the risk that liability may be incurred by Indemnitors hereunder;

                  (h) Any invalidity, irregularity or unenforceability, in whole or in part, of any one or more of the Loan Documents;

                  (i) Any lack of commercial reasonableness in dealing with the collateral for the Loan;

                  (j) Any deficiencies in the collateral for the Loan or any deficiency in the ability of Lender to collect or to obtain performance from any Persons now or hereafter liable for the payment and performance of any obligation hereby guaranteed;

                  (k) An assertion or claim that the automatic stay provided by 11 U.S.C. ss. 362 (arising upon the voluntary or involuntary bankruptcy proceeding of Borrower) or any other stay provided under any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, shall operate or be interpreted to stay, interdict, condition, reduce or inhibit the ability of Lender to enforce any of its rights, whether now existing or hereafter acquired, which Lender may have against Obligor, the Borrower or the collateral for the Loan;

                  (l) Any modifications of the Loan Documents or any obligation of Borrower relating to the Loan by operation of law or by action of any court, whether pursuant to the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, or otherwise; and

                  (m) Any action, occurrence, event or matter consented to by Indemnitors under Section 8(k) hereof, under any other provision hereof, or otherwise.

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         Borrower and Obligor covenant and agree that upon the commencement of a voluntary or involuntary bankruptcy proceeding by or against Borrower, neither Borrower nor Obligor shall seek a supplemental stay or otherwise pursuant to 11 U.S.C. ss. 105 or any other provision of the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law (whether statutory, common law, case law, or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, to stay, interdict, condition, reduce or inhibit the ability of Lender to enforce any rights of Lender against Borrower or Obligor by virtue of this Agreement or otherwise.

         8.       General Provisions.

                  (a) Rules of Construction. This Agreement is governed by and incorporates by reference the Rules of Construction set forth in Article XV of the Mortgage, which shall have the same force and effect as if fully set forth herein.

                  (b) Full Recourse. Notwithstanding any provision of any other Loan Document to the contrary, all of the terms and provisions of this Agreement are recourse obligations of Indemnitors and not restricted by any limitation on personal liability.

                  (c) Right to Indemnification Not Affected by Knowledge. An Indemnified Party's right to defense, indemnification, payment of Costs or other rights and remedies pursuant to this Agreement shall not be diminished or affected in any way by any investigation conducted by or on behalf of such Indemnified Party or other knowledge acquired (or capable of being acquired) by such Indemnified Party through any means at any time.

                  (d) Reliance. Indemnitors hereby acknowledge that Lender would not make the Loan without being able to rely upon the covenants and obligations of Indemnitors set forth herein. Accordingly, Indemnitors intentionally and unconditionally enter into this Agreement.

                  (e) Obligations Unsecured. Indemnitors acknowledge that even though the representations, warranties and covenants of Indemnitors contained herein may be identical or substantially similar to those of Borrower set forth in the Mortgage, the obligations of Indemnitors hereunder are independent obligations which are not secured by the Mortgage or other Loan Documents. The Indemnitors further acknowledge that it is the intent of Lender to create separate obligations of Indemnitors hereunder which can be enforced against Indemnitors without regard to the existence of the Mortgage or other Loan Documents or the liens or security interests created therein.

                  (f) Survival. This Agreement shall be deemed to be continuing in nature, remain in full force and effect and survive indefinitely, notwithstanding the exercise of any remedy by Lender under the Mortgage or any of the other Loan Documents, including, without limitation, any foreclosure or deed in lieu thereof, even if, as a part of such remedy, the Loan is paid or satisfied in full.

                  (g) Subordination; No Recourse Against Lender. Obligor hereby subordinates any and all indebtedness of Borrower now or hereafter owed to Obligor to all indebtedness of Borrower to Lender. Obligor shall not demand or accept any payment of principal or interest from Borrower, shall not claim any offset or other reduction of Obligor's obligations hereunder because of any such indebtedness and shall not take any action to obtain any of the collateral for the Loan. Further, Indemnitors shall not have any right of recourse against any Indemnified Party by reason of any action such Indemnified Party may take or omit to take under the provisions of this Agreement or any other Loan Documents.

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                  (h) Reservation of Rights. Nothing contained in this Agreement shall prevent or in any way diminish or interfere with any rights or remedies, including, without limitation, the right to cost recovery or contribution, which any Indemnified Party may have against either Indemnitor or any other party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (codified at Title 42 U.S.C. ss. 9601 et seq.), as it may be amended from time to time, or any other applicable federal, state or local laws, all such rights being hereby expressly reserved.

                  (i) Financial Statements. Each Indemnitor hereby agrees to furnish Lender promptly upon demand by Lender current and dated financial statements detailing the assets and liabilities of such Indemnitor, certified by such Indemnitor, in form and substance acceptable to Lender. Each Indemnitor hereby warrants and represents to Lender that any and all balance sheets, net worth statements and other financial data which have heretofore been given or may hereafter be given to Lender with respect to such Indemnitor did or will at the time of such delivery fairly and accurately present the financial condition of such Indemnitor.

                  (j) Nature of Obligations. The obligations of Indemnitors hereunder are independent of the obligations of Borrower under the other Loan Documents. In the event of any default hereunder, a separate action or actions may be brought and prosecuted against Indemnitors whether or not Indemnitors are the alter ego of Borrower and whether or not Borrower is joined therein or a separate action or actions are brought against Borrower. Lender's rights hereunder shall not be exhausted until all of the obligations of Indemnitor hereunder have been fully paid and performed.

                  (k) No Limitation on Liability. Indemnitors hereby consent and agree that any of the following may occur from time to time, without notice or consideration to, or consent of, Indemnitors, and the liability of Indemnitors hereunder shall remain unconditional and absolute and shall in no way be impaired or limited by reason thereof:

         (i) any extension of time for performance required by any of the Loan Documents or otherwise granted by Lender or any extension or renewal of the Note;

         (ii) any sale, assignment or foreclosure of the Note, the Mortgage or any of the other Loan Documents or any sale or transfer of the Property;

         (iii) any change in the composition of Borrower, including, without limitation, the voluntary or involuntary withdrawal or removal of Indemnitors from any current or future position of ownership, management or control of Borrower;

         (iv) any representations and warranties made by any Indemnitor herein or by Borrower in any of the Loan Documents;

         (v) the release of Borrower or of any other Person from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents by operation of law, Lender's voluntary act or otherwise;

         (vi) the release or substitution in whole or in part of any security for the Loan;

         (vii) Lender's failure to record the Mortgage or to file any financing statement (or Lender's improper recording or filing thereof) or to otherwise perfect, protect, secure or insure any lien or security interest given as security for the Loan;

         (viii) the modification of the terms of any one or more of the Loan Documents; or

         (ix) the taking or failure to take any action of any type whatsoever. No such action which Lender shall take or fail to take in connection with the Loan Documents or any collateral for the Loan, nor any course of dealing with Borrower or any other Person, shall limit, impair or release Indemnitor's obligations hereunder, affect this Agreement in any way or afford Indemnitors any recourse against any Indemnified Party. Nothing contained in this Section shall be construed to require any Indemnified Party to take or refrain from taking any action referred to herein.

                  (l) Representations. Each Indemnitor represents and warrants that there is no bankruptcy, reorganization or insolvency proceeding pending or, to its knowledge, threatened against it.

                  (m) Attorneys' Fees. In the event it is necessary for any Indemnified Party to retain the services of an attorney or any other consultants in order to enforce this Agreement, or any portion hereof, Indemnitors agree to pay to such Indemnified Party any and all costs and expenses, including, without limitation, reasonable attorneys' and consultants' fees and disbursements, incurred by such Indemnified Party as a result thereof and all such amounts shall be included in Costs.

                  (n) Successive Actions. A separate right of action hereunder shall arise each time an Indemnified Party acquires knowledge of any matter indemnified or guaranteed by Indemnitors hereunder. Separate and successive actions may be brought hereunder to enforce any of the provisions hereof at any time and from time to time and no action hereunder shall preclude any subsequent action.

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK].

         IN WITNESS WHEREOF, Indemnitors have executed this Agreement as of the day and year first above written.

                                    BORROWER:

                                    Alpine Village Apartments, L.L.C.
                                    a Delaware limited liability company

                                    By: Alpine Village Holding, Inc.
                                        a Delaware corporation
                                        Its Managing Member


                                    By: ___________________________________
                                        Philip G. Kupperman
                                        Its President


                                    OBLIGOR:

                                    Wilshire Oil Company of Texas
                                    a Delaware corporation


                                    __________________________________
                                    By:
                                    Its:

STATE OF NEW JERSEY  )
                     )SS.:
COUNTY OF____________)

                             On the _____ day of ______________, 2003, before me
personally came Philip G. Kupperman, to me known to be the person who executed the within Instrument, and who, being by me duly sworn, did depose and say that he/she is [a/the] President of ALPINE VILLAGE HOLDING, INC., the corporation named in the within instrument as the managing member of ALPINE VILLAGE APARTMENTS, L.L.C., a Delaware limited liability company named in the within Instrument, and that he/she, being authorized by virtue of a resolution of the board of directors of such corporation to do so, executed the within Instrument in the name of said limited liability company, and that such corporation had authority to sign the same, and acknowledged that such corporation executed the same as the act and deed of said limited liability company, for the uses and purposes therein expressed.


                               __________________________
                               Notary Public

STATE OF NEW JERSEY  )
                     )SS.:
COUNTY OF____________)

                                             I certify that on this _____ day of
________________, 2003, personally appeared before me__________________________, who I am satisfied is the person who signed the within instrument as [a/the] _______________ of WILSHIRE OIL COMPANY OF TEXAS, the Delaware corporation named in the within Instrument and (s)he acknowledged that the attached document was signed, sealed and delivered by him (her) as such officer and is the voluntary act of the corporation, made by virtue of authority from its Board of Directors, for the uses and purposes therein expressed.


                               __________________________
                               Notary Public

                                    EXHIBIT A

                                LEGAL DESCRIPTION


All that certain Lot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the Borough of Sussex, County of Sussex State of New Jersey.

Beginning at a point at the intersection of fences, said point also being the beginning corner as recorded in a deed of conveyance from Briar Hills Associates to Mutual Investments Associates, Deed Book 1129 page 245, Sussex County
Clerk's Office dated August 12, 1983, thence

1. along an old fence and following the line of Lot 51, South 69 degrees 14 minutes 45 seconds West 148.87 feet to an existing iron pipe.

2 Thence, still along the line of Lot 51, South 20 degrees 12 minutes 35 seconds East 289.03 feet to an existing iron pin, said iron pin also being a corner of Lot 50.

3. Thence, along the line of Lot 50, South 66 degrees 00 minutes 05 seconds West
264.28 feet to a corner of Lot l7.

4. Thence, along the line of Lot 17, South 46 degrees 54 minutes 40 seconds West 86.03 feet to an existing iron pipe, said iron pipe also being a corner of Lot 16.

5. Thence, along the line of Lots 9 through 16, North 41 degrees 27 minutes 16 seconds West 463.75.

6. Thence, along the line of said lot, North 48 degrees 32 minutes 45 seconds East 405.10 feet.

7. Thence, still along the line of said lot, North 18 degrees 28 minutes 05 seconds West 377.32 feet.

8. Thence, still along said lot, North 53 degrees 09 minutes 20 seconds West
309.54 feet to a corner of Lot 16, Block 505.

9. Thence, along the division line between Lot 16 and 17, North 53 degrees 09 minutes 20 seconds West 100.00 feet to a corner of Lots 14, 15, 16 and 17.

10. Thence, along the line of Lot 15, North 36 degrees 50 minutes 40 seconds East 164.56 feet.

11. Thence, still along said lot North 52 degrees 48 minutes 15 seconds West
150.29 feet to a point in the edge of the Center street pavement.

12. Thence, along Center Street, North 38 degrees 06 minutes East 80.02 feet.

13. Thence, leaving said Center Street and following the line of Lot 1, Block 508, South 52 degrees 48 minutes 15 seconds East 150.43 feet to a point in the line of Lot 8.

14. Thence, along said Lot, South 37 degrees 10 minutes West 15.00 feet to a corner of Lot 8 and 14.

15. Thence, along the line of Lot 8, Block 508, South 52 degrees 46 minutes 50 seconds East 98.20 feet to a point in the line of Block 412, said point also being a corner of Lot 8.

16. Thence, along the division line between Block 508 and Block 412, North 36 degrees 50 minutes 40 seconds East 111.80 feet.

17. Thence, still along said division line, North 40 degrees 00 minutes 40 seconds East 200.00 feet.

18. Thence, North 45 degrees 49 minutes East 73.02 feet to an existing old iron pipe in the fence, said pipe also being in or near the division line between the Borough of Sussex and Wantage Township.

19. Thence, running along or near said division line, South 16 degrees
01 minutes 20 seconds East 1192.05 feet to the point and place of beginning.

Being described in accordance with survey prepared by Behre Associates, Inc. dated October 6, 1997.

NOTE FOR INFORMATION ONLY: Being Lot(s), Block 16,61/505;412, Tax Map of the Borough of Sussex, County of Sussex.